SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-K


            Current Report Under to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934


 Date of Report (date of earliest event reported):  April 10, 1996
                   Commission File Number: 0-18160


                    Surgical Technologies, Inc.
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      (Exact Name of Registrant as Specified in its Charter)



             Delaware                    87-0468225
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     (State or other jurisdiction of     (IRS Employer
     incorporation or organization)   Identification No.)



      2801 South Decker Lake Lane
      Salt Lake City, Utah                 84119
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       (Address of Principal           (Zip Code)
        Executive Offices)



              Registrant's Telephone Number, including Area Code:
                        (801) 974-5555
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                             N/A
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     (Former name, former address, and formal fiscal year, if
     changed since last report)


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                 ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


     On April 10, 1996, Surgical Technologies, Inc. ("Surgical"), signed a definitive merger agreement. with 4Health, Inc. ("4Health"), a Boulder, Colorado, supplier and formulator of nutritional supplements that are available nationwide through an estimated 5,000 health food stores and health care providers.

     Under the terms of the definitive agreement, the shares of outstanding 4Health common and preferred stock will be converted into an aggregate of approximately 9,000,000 shares of new common stock of the combined entity. At the effective time of the merger, each four shares of common stock of Surgical will be converted into two shares of new common stock and one warrant to purchase one share of new common stock at $11.00 per share, exercisable for 18 months following the closing. The warrants will be subject to redemption by the combined entity at $0.01 per warrant if the new common stock trades at or above $13.75 per share for 30 consecutive trading days.

     On consummation of the merger, Surgical will change its name to 4Health, Inc. At that time, current 4Health Chairman, President, and Chief Executive Officer, R. Lindsey Duncan, and other 4Health executives and directors will assume control of management and the board of directors. Two current Surgical directors will continue to serve on the board.

     The completion of the merger is subject to the filing and effectiveness of a Form S-4 registration and proxy statement with the Securities and Exchange Commission. Thereafter a joint shareholder meeting of the two companies will be held in Salt Lake City, Utah. Directors, executive officers, and certain stockholders of Surgical and 4Health holding over 50% of the issued and outstanding shares of each corporation, respectively, have granted irrevocable proxies to vote in favor of the merger, meaning that shareholder approval of the merger by both corporations is assured. Closing of the merger will be subject to the continued accuracy of representations and the satisfaction of certain conditions by the respective parties.

     4Health is a formulator and supplier of herbal and nutritional supplements made from wholly organic and natural ingredients. The company was founded to develop natural health care formulations designed to help empower people to attain better health. The company offers two primary name brand product lines under which its formulations are sold: Nature's SecretTM, available in over 5,000 health food stores nationwide; and Harmony FormulasTM, sold through health care practitioners.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 /s/ Rockwell D. Schutjer
                                 By Rockwell D. Schutjer, Director,
                                 Vice-President-Operations